UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TiVo Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: $253,473.07
	(2)	Form, Schedule or Registration Statement No.: 333-211874
	(3)	Filing Party: Titan Technologies Corporation
	(4)	Date Filed: June 6, 2016

On August 22, 2016, the Company distributed a reminder notice to stockholders to vote their shares at the upcoming special meeting of stockholders of TiVo scheduled for September 7, 2016. The August 22nd reminder notice erroneously indicated that the TiVo board of directors was unanimous in its support for the transaction being voted on at the September 7th special meeting. The Company subsequently distributed a corrected version of the reminder notice to stockholders on August 30, 2016.

[TiVo Inc. LETTERHEAD]

Corrected Version

August 30, 2016

Dear Stockholder:

We recently mailed to you a proxy statement of TiVo Inc. (“TIVO”). Your support is requested for the proposals to be voted upon at the September 7 special meeting of stockholders. As of the date of this letter your shares of TIVO remain unvoted.

The TIVO board of directors recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the TIVO special meeting.

Please Vote Your TIVO Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all stockholders to have their voices heard. The adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of TIVO common stock. Failure to vote and a vote to abstain will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

There are three ways to vote your shares of TIVO without attending the special meeting in person – each only taking a few moments:

•	By Telephone – Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•	By Internet – Stockholders can submit their vote via Internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on September 6, the day preceding the special meeting.

If you need assistance in voting your shares or have questions regarding the special meeting, please contact TIVO’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of TiVo Inc.

Sincerely,

TiVo Inc.

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com